CANAL CAPITAL CORPORATION AND SUBSIDIARIES
                                    EXHIBITS

Exhibit No.
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     22            Subsidiaries of the registrant.

                   SUBSIDIARIES                      IDENTIFICATION #
                   ------------                      ----------------

                   Omaha Livestock Market, Inc.       47-0582031
                   Sioux Falls Stockyards Company     46-0189565
                   Canal Arts Corporation             13-3492921

                   DIVISIONS
                   ---------

                   Canal Capital Corporation          51-0102492
                   St. Joseph Stockyards
                   St. Paul Union Stockyards
                   Sioux City Stockyards

                   Note:  All subsidiaries are 100% owned


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